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                               ARTICLES OF MERGER
                                       OF
                    SUMMUS, INC. (USA), A FLORIDA CORPORATION
                                      INTO
                      SUMMUS, INC., A DELAWARE CORPORATION
    ------------------------------------------------------------------------

1. Summus, Inc. (USA) (hereinafter referred to as "Summus-Florida") is a corporation incorporated under the laws of the State of Florida.

2. Summus, Inc. (hereinafter referred to as "Summus-Delaware") is a corporation incorporated under the laws of the State of Delaware.

3. The Agreement and Plan of Merger (the "Plan of Merger") dated as of March 11, 2005, a copy of which has been attached to these Articles of Merger and incorporated herein for all purposes as APPENDIX A, in which Summus-Florida in merged into Summus-Delaware (the "Merger"), has been approved, certified, executed and acknowledged by each of Summus-Florida and Summus-Delaware.

4. The surviving corporation shall be Summus-Delaware and its name shall be Summus, Inc. The address of the principal office of Summus-Delaware in the State of Delaware, its state of incorporation, is 1209 Orange Street, Wilmington, Delaware 19801. Summus-Delaware, the surviving corporation is deemed to have appointed the Secretary of State of Florida as its agent for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of Summus-Florida. Summus-Delaware agrees to promptly pay to the dissenting shareholders of Summus-Florida, if any, the amount to which they are entitled under Section 607.1302 of the Florida Business Corporation Act.

5. The certificate of incorporation shall be that of Summus-Delaware, the surviving corporation.

6. An executed copy of the Plan of Merger is on file at the office of Summus,-Delaware, the surviving corporation, at 434 Fayetteville Street, Suite 600, Raleigh, North Carolina 27601.

7. A copy of the Plan of Merger shall be provided by Summus-Delaware to any stockholder of Summus-Florida or Summus-Delaware upon their request without cost to them.

8. The authorized capital stock of Summus-Florida was 190,000,000 shares, of which 185,000,000 were designated as Common Stock with a par value of $.001 per share, and 5,000,000 which were designated as Preferred Stock with a par value of $.001 per share.

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9.      The effective date of the Merger, as set forth in the Plan of Merger, shall be the date on which the Merger becomes effective under the laws of Florida or the date on which the Merger becomes effective under the laws of Delaware, whichever occurs later.

        IN WITNESS WHEREOF, the following officer has executed these Articles of Merger on behalf of Summus, Inc., the surviving corporation, and Summus, Inc.
(USA) as of March 11, 2005.



                                       SUMMUS, INC., a Delaware Corporation

                                       /s/ Donald T. Locke
                                       -------------------
                                       Donald T. Locke
                                       Chief Financial Officer


                                       SUMMUS, INC. (USA), a Florida Corporation


                                       /s/ Donald T. Locke
                                       -------------------
                                       Donald T. Locke
                                       Chief Financial Officer

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                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement") dated as of March 11, 2005, is made and entered into by and between Summus, Inc. (USA), a Florida corporation (the "Parent") and Summus, Inc., a Delaware corporation (the "Subsidiary").

                                    RECITALS:

        A. The Parent is a corporation organized and existing under the laws of the State of Florida.

        B. The Subsidiary is a corporation organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of the Parent.

        C. The Parent and the Subsidiary and their respective Boards of Directors deem it advisable and to the advantage, welfare, and best interests of the corporations and their respective stockholders to merge Parent with and into Subsidiary pursuant to the provisions of the Florida Business Corporation Act (the "FBCA") and the Delaware General Corporation Law (the "DGCL") upon the terms and conditions hereinafter set forth.

        NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Parent shall be merged into the Subsidiary (the "Merger") upon the terms and conditions hereinafter set forth.

                                    ARTICLE I
                          PRINCIPAL TERMS OF THE MERGER

        SECTION 1.1 MERGER. On the Effective Date (as defined in Section 4.1 hereof), the Parent shall be merged into the Subsidiary, the separate existence of the Parent shall cease and the Subsidiary (following the Merger referred to as the "Surviving Corporation") shall operate under the name "Summus, Inc." by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

        SECTION 1.2 CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Subsidiary as in effect on the date hereof without change unless and until amended in accordance with applicable law.

        SECTION 1.3 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of the Surviving Corporation shall be the Bylaws of the Subsidiary as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.

        SECTION 1.4 DIRECTORS AND OFFICERS. At the Effective Date of the Merger, the directors and officers of the Subsidiary in office at the Effective Date of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL, until his or her successor is duly elected or appointed and qualified.

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                                   ARTICLE II
                       CONVERSION, CERTIFICATES AND PLANS

        SECTION 2.1 CONVERSION OF SHARES. At the Effective Date of the Merger, each of the following transactions shall be deemed to occur simultaneously:

        (a) COMMON STOCK. Each share of the Parent's common stock, $.001 par value per share (the "Parent's Common Stock"), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger, be converted into the right to receive one validly issued, fully paid and non-assessable share of the Surviving Corporation's common stock, $.001 par value per share (the "Surviving Corporation's Common Stock").

        (b) SERIES A PREFERRED STOCK. Each share of the Parent's Series A Convertible Preferred Stock, $.001 par value per share (the "Parent's Series A Stock"), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger, be converted into the right to receive one validly issued, fully paid and non-assessable share of the Surviving Corporation's Series A Convertible Preferred stock, $.001 par value per share.

        (c) OPTIONS. Each option to acquire shares of the Parent's Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation's Common Stock, which is equal to the number of shares of the Parent's Common Stock that the optionee would have received had the optionee exercised such option in full immediately prior to the Effective Date of the Merger (whether or not such option was then exercisable) and the exercise price per share under each of said options shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the instrument granting such option.

        (d) WARRANTS. Each warrant to acquire shares of the Parent's Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a warrant to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation's Common Stock which is equal to the number of shares of the Parent's Common Stock that the warrant holder would have received had the warrant holder exercised such warrant in full immediately prior to the Effective Date of the Merger (whether or not such warrant was then exercisable) and the exercise price per share under each of said warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the instrument granting such warrant.

        (e) OTHER RIGHTS. Any other right, by contract or otherwise, to acquire shares of the Parent's Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation's Common Stock which is equal to the number of shares of the Parent's Common Stock that the right holder would have received had the right holder exercised such right in full immediately prior to the Effective Date of the Merger (whether or not such right was then exercisable) and the exercise price per share under each of said rights shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the agreement granting such right.

        (f) Each share of the Subsidiary's Common Stock issued and outstanding immediately prior to the Effective Date of the Merger and held by the Parent shall be canceled without any consideration being issued or paid therefor.

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        SECTION 2.2 STOCK CERTIFICATES. After the Effective Date of the Merger,
each certificate theretofore representing issued and outstanding shares of the Parent's Common Stock and the Parent's Series A Stock will thereafter be deemed to represent one share of the same class and series of capital stock of the Subsidiary. The holders of outstanding certificates theretofore representing the Parent's Common Stock and the Parent's Series A Stock will be required to surrender such certificates to the Parent for the reissuance of such certificates.

        SECTION 2.3 EMPLOYEE BENEFIT AND COMPENSATION PLANS. At the Effective Date of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which the Parent is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of the Parent provides for the issuance or purchase of, or otherwise relates to, the Parent's Common Stock, after the Effective Date of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the Surviving Corporation's Common Stock.

                                   ARTICLE III
                        TRANSFER AND CONVEYANCE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

        SECTION 3.1 EFFECTS OF THE MERGER. At the Effective Date of the Merger, the Merger shall have the effects specified in the FBCA, the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of the Parent and the Subsidiary, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the surviving Corporation, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in the Parent and the Subsidiary or either of them, shall not revert to be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

        SECTION 3.2 ADDITIONAL ACTIONS. If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Parent acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Parent and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement. The proper officers and directors of the Surviving Corporation are fully authorized in the name of the Parent or otherwise to take any and all such action.

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                                   ARTICLE IV
                      APPROVAL BY SHAREHOLDERS; AMENDMENT;
                                 EFFECTIVE DATE

        SECTION 4.1 APPROVAL. This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of shareholders in accordance with applicable Florida law. As promptly as practicable after approval of this Agreement by shareholders in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Merger and shall cause such documents to be filed with the Secretary of State of Florida and the Secretary of State of Delaware, respectively, in accordance with the laws of the States of Florida and Delaware. The effective date (the "Effective Date") of the Merger shall be the date on which the Merger becomes effective under the laws of Florida or the date on which the Merger becomes effective under the laws of Delaware, whichever occurs later.

        SECTION 4.2 AMENDMENTS. The Board of Directors of the Parent may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of the Parent shall not (1) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of the Parent's Common Stock or the Parent's Series A Stock, (2) alter or change any term of the Certificate of Incorporation of the Subsidiary, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the Parent's Common Stock or the Parent's Series A Stock.

                                    ARTICLE V
                                  MISCELLANEOUS

        SECTION 5.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the filing of this Agreement with the Secretary of State of Florida and the Secretary of State of Delaware, whether before or after shareholder approval of this Agreement, by the consent of the Board of Directors of the Parent and the Subsidiary.

        SECTION 5.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

        SECTION 5.3 DESCRIPTIVE HEADINGS. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

        SECTION 5.4 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Florida shall mandatorily apply to the Merger.

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IN WITNESS WHEREOF, the undersigned officers of each of the parties to this
Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Agreement to be duly executed on the date set forth above.


                                       SUMMUS, INC. (USA), a Florida Corporation


                                       By: ____________________
                                       Name: Gary E. Ban
                                       Title: Chief Executive Officer


                                       SUMMUS, INC., a Delaware Corporation


                                       By: _____________________
                                       Name: Gary E. Ban
                                       Title: Chief Executive Officer